UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):         June 28, 2019

Solitron Devices, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-04978	22-1684144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 Electronics Way, West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

(561) 848-4311
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Section 5 – Corporate Governance and Management

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2019 Stock Incentive Plan

On June 28, 2019, the board of directors (the “Board”) of Solitron Devices, Inc. (“Solitron” or the “Company”) adopted the Solitron Devices, Inc. 2019 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to attract, retain, reward and motivate eligible individuals by providing them with an opportunity to acquire or increase a proprietary interest in the Company and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between the eligible individuals and the stockholders of the Company.

Summary of the 2019 Stock Incentive Plan

Awards

The Plan provides for the grant of any or all of the following types of awards (collectively, the “Awards”): (a) options, (b) restricted stock, (c) restricted stock units, (d) stock appreciation rights, and (e) stock-based awards. The common stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of common stock. Upon the granting of any Award, the number of shares of common stock available for issuance under the Plan for granting of further Awards shall be reduced pursuant to the Plan. Awards settled in cash or property other than common stock shall not count against the total number of shares of common stock available to be granted pursuant to the Plan. If any award under the Plan is cancelled, forfeited or terminated for any reason prior to exercise, delivery or becoming vested in full, the shares of common stock that were subject to such Award shall, to the extent cancelled, forfeited or terminated, immediately become available for future Awards granted under the Plan; provided, however, that any shares of common stock subject to an Award which is cancelled, forfeited or terminated in order to pay the exercise price of a stock option, purchase price or any taxes or tax withholdings on an award shall not be available for future Awards granted under the Plan. On June 28, 2019, the closing price of a share of our common stock reported on the OTC market was $1.75.

Forms of Awards

Stock Options. An award of options gives the participant the right to purchase shares of common stock on the terms and conditions that the Committee (as defined below) deems appropriate. All stock options granted under the Plan will be non-qualified stock options. The exercise price of an award of stock options will be fixed by the Committee. Options granted under the Plan shall terminate no later than the tenth anniversary of the grant date.

Restricted Stock: An award of restricted stock gives the participant the right to receive a specified number of shares of common stock, subject to certain restrictions and conditions of forfeiture as the Committee deems appropriate.

Restricted Stock Units: An award of restricted stock units gives the participant the right to receive shares of common stock upon the satisfaction of certain conditions, or if later, at the end of a specified deferral period.

Stock-Appreciation Rights: An award of stock appreciation rights gives the participant the right to receive all or some portion of the increase in value of a fixed number of shares of common stock granted under the Plan. Upon exercise of a stock appreciation right, a participant shall be entitled to receive payment, in cash, shares of common stock, or a combination of both, as determined by the Committee. The amount of such payment shall be determined by multiplying the excess, if any, of the fair market value of a share of common stock on the date of exercise over the fair market value of a share of common stock on the grant date, by the number of shares of common stock with respect to which the stock appreciation rights are then being exercised.

Other Awards: Other awards include awards of shares of common stock, phantom stock and other awards that are valued in whole or in part by reference to, or otherwise based on, common stock. Such awards may be made alone or in addition to or in connection with any other award granted hereunder.

Effect of a Change in Control

Upon a "Change in Control" the surviving, continuing, successor or purchasing entity or parent thereof may without the consent of any participant assume or continue the Company's rights and obligations under each award or any portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding award or portion thereof a substantially equivalent award with respect to the acquiror's stock, as applicable. Outstanding awards which are not assumed, substituted for, or otherwise continued by the acquiror shall accelerate and become fully vested effective immediately prior to, but contingent upon, the consummation of the Change in Control; and thereafter all awards shall terminate to the extent not exercised or settled as of the date of the Change in Control. Any award that is settled shall be settled in such form as the Committee may specify, in an amount equal to the Change in Control price with respect to shares subject to the vested portion of the award net of the exercise price thereof, if applicable.

Term and Amendment

The Plan became effective on June 28, 2019 (“Effective Date”), the date the Board approved the Plan, and shall terminate on the tenth anniversary of the Effective Date unless earlier terminated by the Board.

Shares Subject to the Plan

The Plan covers an aggregate of 225,000 shares of common stock, $0.01 par value, of the Company.

Plan Participants

From time to time, a committee or sub-committee of the Board may determine the eligible individuals under the Plan. The eligible individuals under the Plan are any employee, consultant, officer, director (employee or non-employee director) or independent contractor of the Company and any prospective employee to whom awards are granted in connection with an offer of future employment with the Company.

Administration of the Plan

The Plan may be administered by a committee or sub-committee (“Committee”) of the Board consisting of two or more members of the Board, none of whom shall be an officer or other salaried employee of the Company, and each of whom shall qualify in all respects as a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). If no Committee exists, the functions of the Committee will be exercised by the Board. Notwithstanding the foregoing, with respect to the grant of Awards to non-employee directors, the Committee shall be the Board.

The Committee may delegate authority to officers or employees of the Company to assist the Committee in the administration of the Plan. The Committee may designate professional advisors to assist the Committee in the administration of the Plan and the Company shall pay all expenses and costs for the engagement of the advisors.

A copy of the Plan is attached hereto as Exhibit 10.1.

Other Compensatory Arrangements

On June 28, 2019, the Company modified the compensation of Mr. Tim Eriksen, the Company’s Chief Executive Officer and Interim Chief Financial Officer. Mr. Eriksen’s annual base salary was increased to $80,000 effective as of July 1, 2019. The Company also awarded Mr. Eriksen a discretionary cash bonus of $10,000 and a grant of 15,000 shares of common stock that are immediately vested pursuant to the Plan.

On June 28, 2019, the Company modified the compensation of Mr. Mark Matson, the Company’s President and Chief Operating Officer. Mr. Matson’s annual base salary was increased to $200,000 effective retroactively as of January 1, 2019. The Company also awarded Mr. Matson a discretionary cash bonus of $20,000 and a grant of 120,000 shares of common stock that are immediately vested pursuant to the Plan. Mr. Matson’s award of shares of common stock replaces a previously contemplated proposed award for stock options under his employment agreement that was never granted.

Additionally, on June 28, 2019, the Company awarded each non-employee director a discretionary cash bonus of $5,000 in recognition of the significant work performed as members of the Board and committees and additional contributions and services provided to the Company. The Company also awarded a grant of 6,000 shares of common stock that are immediately vested pursuant to the Plan to each non-employee director and a grant of 8,000 shares of common stock that are immediately vested pursuant to the Plan to the Chairman. Otherwise, the annual fees for service as a non-employee Board member, Chairman of the Board, and Chairman of the Audit Committee, Compensation Committee and Nominating Committee remains the same pursuant to the director compensation program most recently updated in 2016.

Section 9 – Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

 (d) Exhibits

Exhibit No.	Description
10.1	Solitron Devices, Inc. 2019 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLITRON DEVICES, INC.

Date: July 3, 2019	By:	/s/ Tim Eriksen
Tim Eriksen
Chief Executive Officer and Interim Chief Financial Officer